UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2023

Star Alliance International Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	333-197692	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2900 West Sahara Avenue, #800 Las Vegas, NV 89102
(Address of principal executive offices)

(833) 443-7827
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Star Alliance International Corp (“STAL”), on November 22, 2023, signed a Memorandum of Understanding (“MOU”) with IDC Energy, LLC (“IDC”) together the “Parties”. outlining the intention for STAL to acquire the mining claim owned by IDC. The basis of this agreement is as follows:

1/. Star has made an offer to purchase the lease and all the rights associated with that lease from IDC for a total price of $12,500,000.

2/. STAR will pay $2,500,000 as an initial payment with the balance to be agreed at the time of the finalization of definitive documents.

3/. IDC has agreed to assign the lease to STAR upon receipt of the first $2,500,000.

4/. STAR has confirmed that it will mine the property using its Genesis gold extraction system.

5/. Both parties understand that this MOU is not binding upon either party, at this time, but is the basis for a definitive agreement.

6/. During the term of this MOU, IDC agrees to give STAR first right of refusal in the event that any other party makes an offer for the lease, as long as STAR meets the terms offered by the other party.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Signed MOU between Star Alliance International Corp. and IDC Energy, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

/s/ Anthony L. Anish

Anthony L. Anish
Chief Financial Officer

Date: November 27, 2023

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